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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference of our report dated March 23, 1994 with respect to the consolidated financial statements of Slash Corporation included in the final prospectus dated December 10, 1996 relating to the Registration Statement on Form S-1 of GT Interactive Software Corp., and to the reference to our firm under the caption "Experts," in the Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 of GT Interactive Software Corp. for the registration of shares of its Common Stock.

                                          MCLAUGHLIN & ASSOCIATES

December 17, 1996
Minneapolis, Minnesota